Exhibit 10.20.1
The Cortland Savings and Banking Company
Amendment of the
Second Amended Salary Continuation Agreement
This Amendment of the Second Amended Salary Continuation Agreement (this “Amendment”) by and between The Cortland Savings and Banking Company, an Ohio-chartered bank (the “Bank”), and Marlene J. Lenio, an executive of the Bank (the “Executive”), is entered into and shall be effective as of the 31st day of December, 2009.
Whereas, the Executive and the Bank entered into a Second Amended Salary Continuation Agreement dated as of December 3, 2008 (the “SERP Agreement”), and
Whereas, the Executive and the Bank desire to cease all further accruals to account for the Bank’s obligation to the Executive under the SERP Agreement.
Now Therefore, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Bank hereby agree as follows.
1. Cessation of accruals and fixing of benefit. After the effective date of this Amendment, which shall be December 31, 2009, the Bank shall have no further obligation to accrue for benefits payable to the Executive under the SERP Agreement and subsections 2.1 through 2.4 shall be deleted and replaced in their entirety by the following subsections 2.1 through 2.4 –
2.1 Normal Retirement. Unless Separation from Service occurs before Normal Retirement Age, when the Executive attains Normal Retirement Age the Bank shall pay to the Executive the benefit described in this section 2.1 instead of any other benefit under this Agreement. If the Executive’s Separation from Service thereafter is a Termination with Cause or if this Agreement terminates under Article 5, no further benefits shall be paid.
2.1.1	Amount of benefit. The benefit under this section 2.1 is calculated as the annual payment that fully amortizes an amount equal to the lesser of (x) $120,000 or (y) the Accrual Balance existing on December 31, 2009, amortizing that Accrual Balance over 15 years and taking into account interest at the discount rate or rates established by the Plan Administrator.

2.1.2	Payment of benefit. Beginning with the month immediately after the month in which the Executive attains Normal Retirement Age, the Bank shall pay the annual benefit to the Executive in equal monthly installments on the last day of each month. The annual benefit shall be paid to the Executive for 15 years.
2.2 Early Termination. If Early Termination occurs before Normal Retirement Age but on or after the date the Executive attains age 62, the Bank shall pay to the Executive the benefit described in this section 2.2 instead of any other benefit under this Agreement. If Early Termination occurs before the Executive attains age 62, no benefit shall be payable under this Agreement unless Early Termination is (x) an involuntary termination without Cause (as defined in section 1.14) or (y) a Voluntary Termination with Good Reason (as defined in section 1.15, but disregarding the requirement stated in section 1.15 that termination occur within 24 months after a Change in Control). Additionally, no benefits shall be payable under this Agreement if the Executive’s employment is terminated under circumstances described in Article 5 of this Agreement. Neither the Bank nor the Executive shall be entitled to elect in the 24-month period after a Change in Control between the benefit under this section 2.2 versus the benefit under section 2.4. If the Executive’s Separation from Service within 24 months after a Change in Control is an involuntary termination without Cause or a Voluntary Termination with Good Reason, no benefit shall be payable under this section 2.2 and the Executive shall instead be entitled to the benefit under section 2.4 or, if the Executive first attained Normal Retirement Age, section 2.1.

2.2.1	Amount of benefit. The benefit under this section 2.2 is calculated as the annual payment that fully amortizes an amount equal to the lesser of (x) $120,000 or (y) the Accrual Balance existing on December 31, 2009, amortizing that Accrual Balance over 15 years and taking into account interest at the discount rate or rates established by the Plan Administrator.

2.2.2	Payment of benefit. The Bank shall pay the annual benefit to the Executive in equal monthly installments on the last day of each month, except that the first six monthly installments after the Executive’s Separation from Service shall not be paid to the Executive until the seventh month after the month in which Separation from Service occurs. In the seventh month after the month in which Separation from Service occurs the Executive shall be entitled to the first six monthly installments and the regular monthly installment for the seventh month. The Executive shall be entitled to a total of 180 monthly installments, including the first six installments that are paid in the seventh month.
2.3 Disability. For Separation from Service because of Disability before Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this section 2.3 instead of any other benefit under this Agreement.
2.3.1	Amount of benefit. The benefit under this section 2.3 is calculated as the annual payment that fully amortizes an amount equal to the lesser of (x) $120,000 or (y) the Accrual Balance existing on December 31, 2009, amortizing that Accrual Balance over 15 years and taking into account interest at the discount rate or rates established by the Plan Administrator.

2.3.2	Payment of Benefit. Beginning with the later of (x) the seventh month after the month in which the Executive’s Separation from Service occurs, or (y) the month immediately after the month in which the Executive attains Normal Retirement Age, the Bank shall pay the annual benefit to the Executive in equal monthly installments on the last day of each month. If the benefit is paid under clause (x) in the seventh month after Separation from Service, the first six monthly installments after Separation from Service shall not be paid to the Executive until the seventh month after the month in which Separation from Service occurs. In the seventh month the Executive shall be entitled to the first six monthly installments and the regular monthly installment for the seventh month. The Executive shall be entitled to a total of 180 monthly installments, including the first six installments that are paid in the seventh month.
2.4 Change in Control. If the Executive’s Separation from Service is an involuntary termination without Cause or a Voluntary Termination with Good Reason, in either case within 24 months after a Change in Control, the Bank shall pay to the Executive the benefit described in this section 2.4 instead of any other benefit under this Agreement. However, no benefits shall be payable under this Agreement if the Executive’s employment is terminated under circumstances described in Article 5 of this Agreement. Neither the Bank nor the Executive shall be entitled to elect in the 24-month period after a Change in Control between the benefit under this section 2.4 versus the Early Termination benefit under section 2.2. If the Executive’s Separation from Service within 24 months after a Change in Control is an involuntary termination without Cause or a Voluntary Termination with Good Reason, no benefit shall be payable under section 2.2 and the Executive shall instead be entitled to the benefit under this section 2.4. But if the Executive shall have attained Normal Retirement Age when Separation from Service within 24 months after a Change in Control occurs, whether Separation from Service is voluntary or involuntary for any reason other than Termination with Cause, the Executive shall be entitled solely to the benefit provided by section 2.1, not this section 2.4.
2.4.1	Amount of benefit. The benefit under this section 2.4 is an amount equal to the lesser of (x) $120,000 or (y) the Accrual Balance existing on December 31, 2009.

2.4.2	Payment of benefit. The Bank shall pay the benefit under this section 2.4 to the Executive in a single lump sum on the first day of the seventh month after the month in which Separation from Service occurs.

2. Defined Terms. Capitalized terms used but not otherwise defined in this Amendment are used in this Amendment as they are defined in the SERP Agreement.
3. SERP Agreement to Remain in Effect. Except as specifically modified by this Amendment, the SERP Agreement shall remain in full force and effect in accordance with its terms.
4. Governing Law, Successors and Assigns, etc. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
5. Severability. If any provision of this Amendment shall be invalid, illegal, or unenforceable, the validity, legality, or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
6. Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all counterparts shall together constitute but one and the same instrument.
In Witness Whereof, the Bank and the Executive have caused this Amendment to be duly executed and delivered effective as of the date first set forth above.

Executive:	Bank:
The Cortland Savings and Banking Company
/s/ Marlene J. Lenio

Marlene J. Lenio	By:	/s/ James Gasior

Its: Chief Executive Officer

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